SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14(A) INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Ameritrans Capital Corporations
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-b(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5)  Total fee paid:
--------------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3)  Filing party:
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     (4)  Date filed:
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


                            DEFINITIVE PROXY MATERIAL

                         AMERITRANS CAPITAL CORPORATION
                           747 THIRD AVENUE, 4TH FLOOR
                               NEW YORK, NY 10017

                    Notice of Annual Meeting of Shareholders
                         To Be Held on January 18, 2002

To the Shareholders:

     The Annual Meeting of Shareholders of Ameritrans Capital Corporation (the "Company") will be held at the offices of Stursberg & Veith, 405 Lexington Avenue, Suite 4949, New York, New York, on January 18, 2002 at 10:30 a.m. to consider and act upon the following matters:

1. To elect nine directors to serve until the next Annual Meeting and until their successors are chosen and qualified.

2. To ratify and approve the selection by the Board of Directors of Marcum & Kliegman, LLP as the Company's independent public accountants for the fiscal year ended June 30, 2002.

3. To approve certain amendments to the Company's 1999 Employee Stock Option Plan (the "1999 Employee Plan Amendment").

4. To approve certain amendments to the Company's 1999 Non-Employee Director Stock Option Plan (the "Director Plan Amendment").

5. A proposal to authorize the Company to sell shares of its Common Stock at prices below the stock's current net asset value. (Passage of this proposal requires both the affirmative vote of a majority of the Company's outstanding shares entitled to vote on the proposal and a majority of the Company's voting shares entitled to vote on the proposal which are held by non-affiliates.)

6. A proposal to authorize the Company to issue warrants convertible into shares of the Company's Common Stock.

7. Such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on November 29, 2001 will be entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting.

                                              By Order of the Board of Directors


                                              MARGARET CHANCE, Secretary

December 13, 2001

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                           PRELIMINARY PROXY MATERIAL

                         AMERITRANS CAPITAL CORPORATION
                           747 THIRD AVENUE, 4TH FLOOR
                            NEW YORK, NEW YORK 10017

                               Proxy Statement for
                         Annual Meeting of Shareholders
                                January 18, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameritrans Capital Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on January 18, 2002 and at any adjournment of that meeting. In considering whether or not to have an adjournment, management will consider what is in the best interest of the shareholders. All proxies will be voted as marked. Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy may be revoked by a shareholder at any time before it is exercised by written or oral request to Margaret Chance, Secretary of the Company. The date of mailing of this Proxy Statement is expected to be on or about December 13, 2001.

     The Board of Directors has fixed November 29, 2001 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. At the close of business on November 29, 2001, there were outstanding and entitled to vote 1,745,600 outstanding shares of common stock, par value $.0001 (the "Common Stock"), of the Company. Each share is entitled to one vote.

     The Company's 2001 Annual Report on Form 10-K filed with the Securities and Exchange Commission, which includes financial statements for the year ended June 30, 2001, and the Quarterly Report for the quarter ended September 30, 2001 on Form 10-Q are being mailed to shareholders with this Proxy Statement, but are not incorporated into this Proxy Statement and are not to be considered a part of the Proxy Statement or soliciting materials.

     The following table sets forth information concerning ownership of the Company's Common Stock as of November 29, 2001, by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock.

                                     Common Stock             Percent of
Name and Address                    Beneficially Owned  Common Stock Outstanding
----------------                    ------------------  ------------------------
Gary C. Granoff                         342,987(1)             19.31%
c/o Ameritrans Capital
Corporation
747 Third Avenue, 4th Floor
New York, New York

Dan M. Granoff, M.D                     155,979(2)              8.9%
1085 Creston Road
Berkeley, California

Paul D. Granoff, M.D                    143,179(3)              8.2%
132 North Buckingham Drive
Aurora, Illinois

----------
(1) See Footnote 1 on page 7.

(2) See Footnote 10 on page 7.

(3) See Footnote 11 on page 7.

                                    Common Stock             Percent of
Name and Address                    Beneficially Owned  Common Stock Outstanding
----------------                    ------------------  ------------------------
Steven Etra                             136,617(4)              7.74%
Heather Hill
Brookville, New York

     Except as otherwise indicated above, the persons listed in the above table have sole voting and investment power with respect to their respective shares.

     All of the persons listed above, for as long as they continue to hold five percent (5%) or more of the Company's outstanding Common Stock, will be deemed "affiliated persons" of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting is required for the election of directors. The persons named in the proxy will vote, as permitted by the By-Laws of the Company, to elect as directors the nine nominees named below, unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the names of directors as to whom authority to vote is withheld. The proxy may not be voted for more than nine directors. All of the nine nominees are presently directors of the Company.

     Each director will be elected to hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable.

     The following sets forth the name of each nominee and the positions and offices held by him or her, his or her age, the date on which he or she became a director of the Company, his or her principal occupation and business experience for the last five years and the names of other publicly-held companies in which he or she serves as a director:

Officer and Director Biographies

     Gary C. Granoff, age 53, has been President and a director of Ameritrans since its formation and of Elk Associates Funding Corporation ("Elk"), a subsidiary of the Company, since its formation in July 1979 and Chairman of Elk's board of directors since December 1995. Mr. Granoff has been a practicing attorney for the past 28 years and is presently an

----------
(4)  See Footnote 4 on page 7.

officer and stockholder in the law firm of Granoff, Walker & Forlenza, P.C. Mr. Granoff is a member of the bar of the State of New York and the State of Florida and is admitted to the United States District Court of the Southern District of New York. Mr. Granoff is also President and the sole stockholder of GCG Associates, Inc. ("GCG"), Elk's former investment adviser. He has served as President and the sole stockholder of Seacrest Associates, Inc., a hotel operator, since August 1994. Mr. Granoff has also been President and a director since June 1996 of Gemini Capital Corporation ("Gemini"), a company primarily engaged in the business of making consumer loans. Mr. Granoff has also been a director of Titanium Holdings Group, Inc., formerly known as Enviro-Clean of America, Inc. since September 1999. In February 1998, Mr. Granoff was elected to and is presently serving as a trustee on the Board of Trustees of The George Washington University and is presently chairman of the Finance Committee. Mr. Granoff holds a Bachelor of Business Administration degree in Accounting and a Juris Doctor degree (with honors) from The George Washington University.

     Ellen M. Walker, age 46, has been a Vice President, General Counsel and a director of Ameritrans since its formation and a Vice President and General Counsel of Elk since July 1983. In August 2001, Ms. Walker was elected to be the Executive Vice President of the Company. She was a director of Elk from July 1983 to August 1994, and has been a director of Elk since 1995. Ms. Walker has been a practicing attorney for more than twenty years and she is presently an officer and stockholder in the law firm of Granoff, Walker & Forlenza, P.C. Ms. Walker is a member of the Bar of the State of New York and she is admitted to the United States District Court of the Southern District of New York. Since August 1983, Ms. Walker has been Vice President of GCG. Ms. Walker has been a director, Vice President and General Counsel of Gemini since June 1996. Ms. Walker received a Bachelor of Arts degree from Queens College and obtained her Juris Doctor degree with honors from Brooklyn Law School.

     Lee A. Forlenza, age 44, has been a Vice President and a director of Ameritrans since its formation, a Vice President of Elk since March 1992, and a director of Elk since January 1995. In August 2001, Mr. Forlenza was elected to be Senior Vice President of the Company. Mr. Forlenza has been a practicing attorney since February 1983 and is presently an officer and stockholder in the law firm of Granoff, Walker & Forlenza, P.C. Since March 1992, Mr. Forlenza has been an investment analyst for GCG. Mr. Forlenza has also been Vice President, Secretary and a director of Gemini since June 1996. Mr. Forlenza was Vice President of True Type Printing, Inc. from 1976-1995 and has been President since May 1995. From 1983 through 1986, Mr. Forlenza was an attorney with the SBA. Mr. Forlenza graduated Phi Beta Kappa from New York University and obtained his Juris Doctor degree from Fordham University School of Law.

     Steven Etra, age 52, has been a Vice President and a director of Ameritrans since its inception, a Vice President of Elk since January 1999, and a director of Elk since November 1995. Mr. Etra has been Sales Manager since 1975 of Manufacturers Corrugated Box Company, a company owned by Mr. Etra's family for more than seventy-five years. Mr. Etra has also been a director of Titanium Holdings Group, Inc., formerly known as Enviro-Clean of America, Inc. since March 1999. Mr. Etra has also been a director of Gemini since June 1996. Mr. Etra has extensive business experience in investing in emerging companies.

     Marvin Sabesan, age 72, has been a director of Ameritrans since its inception and a director of Elk since July 1982. Mr. Sabesan has been employed by Pearl River Textiles, Inc. as an executive since 1990. He was an Executive Vice President of N.O.L. Inc., a lingerie company, from 1988 to 1990. Mr. Sabesan was an Executive Vice President of A.J. Schneierson & Son, a clothing manufacturer from 1971 to 1987.

     Paul Creditor, age 65, has been a director of Ameritrans since its inception and a director of Elk since November 1995. Mr. Creditor has been a practicing attorney since 1961, engaging in the general practice of law and specializing in corporate law. From 1974 through 1979 he served as an elected Judge in Suffolk County, New York. He also served as counsel to the New York State Constitutional Convention and various State Agencies and Commissions.

     Allen Kaplan, age 51, has been a director of Ameritrans since its inception and a director of Elk since November 1995. Mr. Kaplan has been, since November 1986, Vice President and Chief Operating Officer of Team Systems, Inc., a company which manages and operates more than 200 New York City medallion taxis. Mr. Kaplan is currently Vice President of the Metropolitan Taxicab Board of Trade, a trade association consisting of 22 member fleets representing 1,200 New York City medallions.

     John R. Laird, age 59, has been a director of Ameritrans and of Elk since January 1999. Mr. Laird has been a private investor since 1994, when he retired from Shearson Lehman Brothers Inc. ("Shearson"). Mr. Laird served as President and Chief Executive Officer of the Shearson Lehman Brothers Division of Shearson and as a member of the Shearson Executive Committee from 1992 to 1994. Mr. Laird was also Chairman and Chief Executive Officer of The Boston Company, a subsidiary of Shearson, from 1990 until its sale by Shearson in 1993. From 1977 to 1989 Mr. Laird was employed by American Express in various capacities including Senior Vice President and Treasurer. He also is and has been a member of the boards of various cultural and philanthropic organizations, including but not limited to, the Corporate Advisory Committee of the Boston Museum of Fine Arts and the Board of Overseers for the Boston Symphony Orchestra. Mr. Laird received a B.S. in finance and an M.B.A. from Syracuse University and attended the Advanced Management Program at Harvard Business School.

     Howard F. Sommer, age 61, has been a director of Ameritrans and of Elk since January 1999. Mr. Sommer has been President and Chief Executive Officer of New York Community Investment Company L.L.C., an equity investment fund providing long-term capital to small businesses throughout the State of New York, since 1995. Mr. Sommer was President of Fundex Capital Corporation from 1978 to 1995, President of U.S. Capital Corporation from 1973 to 1995, worked in management consulting from 1971 to 1973 and held various positions at IBM and Xerox Corporations from 1962 to 1971. Mr. Sommer was also a member of the Board of Directors for the National Association of Small Business Investment Companies, serving on its executive committee from 1989 to 1993 and as Chairman of the Board in 1994. He received a B.S. in electrical engineering from City College of New York and attended the Graduate School of Business at New York University.

     The following is information regarding additional officers of the Company:

     Silvia Maria Mullens, age 50, has been a Vice President of Ameritrans since its inception, a Vice President of Elk since 1996, and the Loan Administrator of Elk since February 1994. Prior to joining Elk, she was the Legal Coordinator for Castle Oil Corporation from September 1991 through June 1993 and from June 1993 through January 1994, a legal assistant specializing in foreclosures in the law firm of Greenberg & Posner. Ms. Mullens received a B.A. from Fordham University and an M.B.A. from The Leonard Stern School of Business Administration of New York University.

     Margaret Chance, age 47, has been Secretary of Ameritrans since its inception and Secretary of Elk and involved in loan administration since November 1980. In August 2001, Ms. Chance was elected to be a Vice President of the Company. Ms. Chance is the office manager of Granoff, Walker & Forlenza, P.C. and has served as the Secretary of GCG, since January 1982. Ms. Chance holds a paralegal certificate.

Security Ownership of Principal Stockholders and Management

     The following table sets forth certain information as to those persons who, to the knowledge of Ameritrans, owned five percent (5%) or more of the outstanding Common Stock of Ameritrans as of November 29, 2001, and as to the officers and directors of Ameritrans as a group:

                                NUMBER OF SHARES OF    PERCENTAGE OF OUTSTANDING
NAME                            COMMON STOCK OWNED     COMMON STOCK
----                            -------------------    -------------------------
*Gary C. Granoff                     342,987(1)               19.31%

*Ellen M. Walker                      57,374(2)                3.24%

*Lee A. Forlenza                      51,018(3)                2.89%

*Steven Etra                         136,617(4)                7.74%

Marvin Sabesan                        84,417(5)                4.82%
c/o  Pearl River Textiles, Inc.
990 Sixth Avenue
New York, NY

Paul Creditor                          7,556(6)                  **
747 Third Avenue, Ste. 4C
New York, NY

Allen Kaplan                          10,556(7)                  **
c/o  Executive Charge, Inc.
1440 39th Street
Brooklyn, NY

John R. Laird                          5,556(8)                  **
481 Canoe Hill Road
New Canaan, CT

Howard F. Sommer                       5,556(9)                  **
c/o  New York Community
Investment Co., LLC
120 Broadway
New York, NY

Dan M. Granoff                       155,979(10)               8.93%
Children's Hospital
Oakland Research Institute
747 52nd Street
Oakland, CA

Paul D. Granoff                      143,179(11)               8.20%
c/o  Rush-Copley Medical Center
1900 Ogden Avenue
Aurora, IL  60504

All Officers and Directors as a      701,737(12)              37.75%
group (9 persons)

----------
* Gary C. Granoff, Ellen M. Walker, Lee A. Forlenza, and Steven Etra are each "interested persons" with respect to Ameritrans and Elk, as such term is defined in the 1940 Act.

** Less than 1%.

1. Excludes (i) 28,933 shares owned directly or indirectly by Mr. Granoff's wife, as to which he disclaims beneficial ownership. Includes (i) 16,900 shares owned by The Granoff Family Foundation, a charitable foundation of which Mr. Granoff and his father, mother, and brother, Dan M. Granoff, are trustees; (ii) 261 shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff; (iii) 77,084 shares owned by Dapary Management Corp., a corporation controlled by Mr. Granoff and (iv) 30,000 shares issuable upon the exercise of options issued under the 1999 Employee Plan. See "Stock Option Plans."

2. Includes (i) 200 shares held by Ms. Walker as custodian for her son; (ii) 22,800 shares held by various trusts of which Ms. Walker is a trustee and as to which she disclaims beneficial ownership (Mr. Granoff retains a reversionary interest in 21,000 of such shares), and (iii) 20,000 shares issuable upon the exercise of ten-year options issued under the 1999 Employee Plan. See "Stock Option Plans."

3. Includes 17,500 shares issuable upon the exercise of ten-year options issued to under the 1999 Employee Plan. See "Stock Option Plans."

4. Includes (i) 27,000 shares held by Mr. Etra's wife; (ii) 1,500 shares held by Mr. Etra's son; (iii) 10,000 shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra, (iv) 10,000 shares held by Lance's Property Development Corp. Pension Plan, of which Mr. Etra is a trustee and (v) 17,500 shares issuable upon the exercise of ten-year options issued under the 1999 Employee Plan. See "Stock Option Plans."

5. Includes 21,387 shares held by Mr. Sabesan and his wife as joint tenants and 28,551 shares held by his wife. Mr. Sabesan disclaims beneficial ownership of the 28,551 shares held by his wife. Also includes 5,556 shares issuable upon the exercise of five-year options issued under the Director Plan. See "Stock Option Plans."

6. Includes 5,556 shares issuable upon exercise of five year options issued under the Director Plan. See "Stock Options Plans."

7. Includes 5,556 shares issuable upon exercise of five year options issued under the Director Plan. See "Stock Options Plans."

8. Includes 5,556 shares issuable upon exercise of five year options issued under the Director Plan. See "Stock Option Plans."

9. Includes 5,556 shares issuable upon exercise of five year options issued under the Director Plan. See "Stock Option Plans."


10. Includes (i) 10,900 shares owned by a charitable foundation, of which N. Henry Granoff, his wife, Jeannette Granoff, Gary C. Granoff and Dr. Dan M. Granoff are the trustees, and (ii) 2,800 shares held in an IRA Rollover Account for the benefit of Dr. Granoff.

11. Includes 40,049 shares held by Dr. Paul Granoff directly, 77,630 held by Granoff Family Partners Ltd., of which Dr. Granoff is a general partner, and 25,500 shares held by the Granoff Pediatric Associates Profit Sharing Plan. Excludes 14,127 shares held by Dr. Granoff's wife, of which shares he disclaims beneficial ownership.

12. Includes 100,000 shares issuable upon the exercise of 30,000 five-year and 70,000 ten-year options issued under the 1999 Employee Plan and 27,780 shares issuable upon the exercise of five-year options issued under the Director Plan. See "Stock Option Plans."

     Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective shares.

Compliance with Section 16(a) of the 1934 Act

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's officers and directors, and persons who own more than ten (10%) percent of the Company's Common Stock, to file initial reports of beneficial ownership and changes in beneficial ownership with the Commission and to furnish the Company with copies of all reports filed.

     Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that all persons who were subject to Section 16(a) in 2001 complied with the filing requirements.

Management

Directors and Executive Officers

     The following table sets forth certain information concerning the directors and executive officers of the Company:

Name                                   Address                                             Position
----                                   -------                                             --------
Gary C. Granoff(1)(2)                  c/o Ameritrans Capital                              President and Chairman of
                                       Corporation                                         Board of Directors
                                       747 Third Avenue
                                       New York, New York

Ellen M. Walker(1)(2)                  c/o Ameritrans Capital                              Executive Vice President,
                                       Corporation                                         General Counsel and Director
                                       747 Third Avenue
                                       New York, New York

Lee A. Forlenza(1)(2)                  c/o Ameritrans Capital                              Senior Vice President and
                                       Corporation                                         Director
                                       747 Third Avenue
                                       New York, New York

Margaret Chance(2)                     c/o Ameritrans Capital                              Vice President and Secretary
                                       Corporation
                                       747 Third Avenue
                                       New York, New York

Silvia Mullens (2)                     c/o Ameritrans Capital                              Vice President
                                       Corporation
                                       747 Third Avenue
                                       New York, New York

Marvin Sabesan                         c/o Pearl River Textiles, Inc.                      Director
                                       990 Sixth Avenue
                                       New York, New York

Steven Etra                            55-25 58th Street                                   Vice President and
                                       Maspeth, New York                                   Director

Paul Creditor                          747 Third Avenue, Ste. 4C                           Director
                                       New York, New York

Allen Kaplan                           c/o Team Systems                                    Director
                                       30-17 40th Avenue
                                       Long Island City, New York

John Laird                             481 Canoe Hill Road                                 Director
                                       New Canaan, CT

Howard Sommer                          c/o New York Community Investment Co., LLC          Director
                                       120 Broadway
                                       New York, NY

----------
(1) Ellen M. Walker, Gary C. Granoff Lee A. Forlenza are officers and shareholders in the law firm of Granoff, Walker & Forlenza, P.C.

(2) Mr. Gary C. Granoff, Ms. Ellen M. Walker, Mr. Lee A. Forlenza, Mr. Steven Etra, Ms. Margaret Chance and Ms. Silvia Mullens are each "interested persons" with respect to the Company, as such term is defined in the 1940 Act.

Committees of the Board and Meeting Attendance

     Ameritrans  has  a  standing  Audit  Committee,   a  standing  Compensation
Committee and a 1999 Employee Plan Committee.

     The Audit Committee is presently comprised of Paul Creditor, John Laird and Howard Sommer. The function of the Audit Committee is to review our internal accounting control procedures, review our consolidated financial statements and review with the independent public accountants the results of their audit. The Audit Committee held one formal meeting during fiscal 2001.

     The Compensation Committee reviews the Company's employment and compensation agreements with its employees. The committee is comprised of Marvin Sabesan, Allen Kaplan, and John Laird. The Compensation Committee was formed in August 2001 and has held one formal meeting.

     The 1999 Employee Plan Committee administers the Company's 1999 Employee stock option plan. The 1999 Employee Plan Committee is comprised of Marvin Sabesan, Allen Kaplan and John Laird. The committee did not hold any formal meetings during fiscal 2001.

 The Board of Directors held three formal meetings during fiscal 2001. Seven of the Board's ten members attended all the three meetings and the remaining three directors attended two of the three meetings.

Executive Compensation

     The following table sets forth all remuneration for services rendered to the Company to (i) each of the executive officers and (ii) all executive officers as a group during the fiscal year ended June 30, 2001. No non-employee director received compensation in excess of $60,000 during that period.

NAME AND PRINCIPAL POSITION                             CASH COMPENSATION(1)                 SEP BENEFIT(2)
-----------------------------                           --------------------                 --------------
Gary C. Granoff, President                                  $245,875(3)                        $25,500

Ellen M. Walker, Executive Vice President and General       $110,000                           $16,500
Counsel

Lee A. Forlenza, Senior Vice President                       $50,000                           $ 7,500

Silvia Mullens, Vice President                               $83,974                           $12,596

Margaret Chance, Vice President and Secretary                $81,319                           $12,198

All executive officers as a group (5 persons)               $571,168                           $74,294

----------
(1) Officers' salaries constitute a major portion of Elk's total "management fee compensation," which must be approved by the SBA. The SBA has approved total officer and employee compensation of $648,000 for Elk. This amount includes officers' salaries, other salaries and employee benefits.

(2)  Simplified Employee Pension Plan.

(3)  Does not include $25,000 of reimbursable expenses.

     Ameritrans and Elk have a policy of paying their directors who are not employees fees of $750 for each meeting attended. Since July 1, 1996, non-employee directors have been paid annual fees of $2,000 per year in addition to the fees paid for each meeting attended. Fees and expenses paid to non-affiliated directors were, in the aggregate, $32,375 for the year ended June 30, 1999, $36,875 for the year ended June 30, 2000, and $19,750 for the year ended June 30, 2001.

     No options were granted to any of the Company's named executive officers during the fiscal year ended June 30, 2001.

Compensation Matters

     The objectives of Ameritrans' executive compensation program are to establish compensation levels designed to enable Ameritrans to attract, retain and reward executive officers who contribute to the long-term success of Ameritrans so as to enhance stockholder value. The Compensation Committee of the Board of Directors makes decisions each year regarding executive compensation, including annual base salaries and bonus awards, and any grants under the 1999 Employee Plan. The committee consists of non-interested directors. Option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in Ameritrans so as to link a meaningful portion of the compensation of Ameritrans' executives with the performance of Ameritrans' Common Stock.

EMPLOYMENT AGREEMENTS

     We entered into an employment agreement with Gary Granoff for a term of five (5) years dated as of July 1, 2001. The agreement automatically renews for another five (5) year term unless either party terminates prior to renewal. The agreement provides that Mr. Granoff will be paid an annual salary of $240,000, which increases each year the agreement is in effect. The agreement also provides that Mr. Granoff may be paid a yearly bonus, at the discretion of the Board of Directors, based on his and Ameritrans' performance. The agreement also provides for compensation to Mr. Granoff if he is terminated prior to the expiration of his employment term, the amount of which varies depending upon the nature of his termination. If, for instance, Mr. Granoff is terminated without cause (as defined in the agreement) he is entitled to a lump-sum payment in an amount equal to (i) his salary, as in effect at the time of termination, through the date of termination and an amount equal to his salary multiplied by the number of years remaining under the agreement, and (ii) an amount equal to all of the consulting fees payable under the terms of Mr. Granoff's consulting agreement with Ameritrans, as discussed below. The employment agreement also provides for confidentiality and for non-competition, and non-solicitation during the term of the agreement and for one (1) year thereafter.

     In conjunction with the employment agreement we also entered into a consulting agreement with Mr. Granoff dated as of July 1, 2001. The consulting agreement does not become effective and does not commence unless and until the employment agreement is terminated due to (i) Mr. Granoff's voluntary resignation from the Company or (ii) a notice of non-renewal of the employment agreement from either the Company or the Consultant. Upon the effectiveness of the consulting agreement Mr. Granoff shall be paid as a consultant at a rate equal to 1/2 the monthly salary in effect at the time the employment agreement is terminated plus any bonus received, if any, for that employment year. The agreement also provides for confidentiality and non-competition for the term of the agreement, and non-solicitation during the term of the agreement and for one
(1) year thereafter.

     We also entered into an employment agreement with Ellen Walker. The agreement with Ms. Walker is for a term of five (5) years dated as of October 1, 2001. The agreement automatically renews for another five (5) year term unless either party terminates prior to renewal. The agreement provides that Ms. Walker will be paid an annual salary of $114,400, which increases each year the agreement is in effect. The agreement also provides that Ms. Walker will be paid a yearly bonus, at the discretion of Ameritrans, based on her and the Company's performance. The agreement provides for compensation to Ms. Walker if she is terminated prior to the expiration of her employment term, the exact amount of which varies depending upon the nature of the termination. If, for instance, Ms. Walker terminates the employment agreement for good reason (as defined in the agreement) she is entitled to a lump-sum payment equal to the sum of her salary, as in effect at the time of termination, and an amount equal to her salary multiplied by the number of years remaining under the agreement or two-and-one half years, whichever is greater. The agreement also provides for confidentiality and for non-competition and non-solicitation during the term of the agreement and for one (1) year thereafter.

STOCK OPTION PLANS

     The descriptions of the 1999 Employee Plan and the Director Plan set forth below are qualified in their entirety by reference to the text of the plans.

1999 EMPLOYEE PLAN

     An employee stock option plan (the "1999 Employee Plan") was adopted by the Ameritrans Board of Directors, including a majority of the non-interested directors, and approved by a stockholder vote, in order to link the personal interests of key employees to our long-term financial success and the growth of stockholder value. The 1999 Employee Plan is substantially identical to, and the successor to, an employee stock option plan adopted by the Board of Directors of Elk and approved by its stockholders in September 1998 (the "1998 Elk Employee Plan").

     The 1999 Employee Plan authorizes the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code for the purchase of an aggregate of 125,000 shares (subject to adjustment for stock splits and similar capital changes) of common stock to our employees. By adopting the 1999 Employee Plan, the Board believes that we will be better able to attract, motivate and retain as employees people upon whose judgment and special skills our success in large measure depends. As of June 30, 2001, options to purchase an aggregate of 100,000 shares of Common Stock had been granted to various officers. These options were originally granted under the Elk 1998 Employee Plan. Options for 70,000 shares are exercisable for 10 years from the date of grant at a price of $8.88 per share (the fair market value of the Common Stock on the date of grant), and options for 30,000 shares are exercisable for five
(5) years from the date of grant at a price of $9.77 per share. Accordingly, 25,000 shares of Common Stock are available for future awards under the 1999 Employee Plan.

     The 1999 Employee Plan is administered by the 1999 Employee Plan Committee of the Board of Directors, which is comprised solely of non-employee directors (who are "outside directors" within the meaning of Section 152(m) of the Internal Revenue Code and "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act")). The committee can make such rules and regulations and establish such procedures for the administration of the 1999 Employee Plan as it deems appropriate.

NON-EMPLOYEE DIRECTOR PLAN

     A stock option plan for non-employee directors (the "Director Plan") was adopted by the Ameritrans Board of Directors and approved by a stockholder vote, in order to link the personal interests of non-employee directors to our long-term financial success and the growth of stockholder value. The Director Plan is substantially identical to, and the successor to, an employee stock option plan adopted by the Board of Directors of Elk and approved by its stockholders in September 1998 (the "Elk Director Plan").

     The Director Plan provides for the automatic grant of options to directors who are not our employees, officers or interested persons (an "Eligible Director"). By adopting the Director Plan, the Board believes that we will be better able to attract, motivate and retain as directors people upon whose judgment and special skills our success in large measure depends. The total number of shares for which options may be granted from time to time under the Director Plan is 75,000 shares. The Director Plan is administered by a committee of directors who are not eligible to participate in the Director Plan.

     On August 31, 1999 the Company granted 22,224 options of the Company's Common Stock to four of the Company's directors, 5,556 of which have since expired, and in January 2000 granted an additional 11,112 to two directors, all at an exercise price of $9.00 per share.

SIMPLIFIED EMPLOYEE PENSION PLAN

     In 1996, Elk adopted a simplified employee pension plan covering, at present, all eligible employees of the Company. Contributions to the plan are at the discretion of the Board of Directors. During the fiscal year ended June 30, 2001 contributions amounted to $77,289.

Gary C. Granoff's Fiscal 2001 Compensation

     The Board of Directors has set Gary C. Granoff's total annual compensation at a level it believes to be competitive with the chief executive officers of similarly capitalized specialty finance companies. Gary C. Granoff, in his capacity as Chief Executive Officer, is eligible to participate in the same executive compensation program available to Ameritrans' other senior executives.

INTERLOCKS AND INSIDER PARTICIPATION

     Ameritrans has a standing Compensation Committee which considers executive compensation matters. The Compensation Committee is comprised of Marvin Sabesan, Allen Kaplan and John Laird, all of whom are "disinterested" (as defined under the 1940 Act).

     Except for the transactions described under "Certain Transactions," below, no interlocking relationships exist between the Board of Directors or
Compensation Committee of any other company. No member of the current Compensation Committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

     Although Ameritrans' Common Stock is listed on the Nasdaq SmallCap Market, trading in Ameritrans' Common Stock has been extremely limited, making it difficult to meaningfully compare the performance of Ameritrans' Common Stock to that of other similar companies or a broad market index. Therefore, Ameritrans has not included a stock performance graph.

Certain Transactions

     Elk pays legal fees, on a fixed or hourly basis, for loan closing services relating to loans other than New York taxi and radio car loan closings to Granoff, Walker & Forlenza, P.C. ("Granoff, Walker") whose stockholders are officers and directors of Elk and Ameritrans. Such services related to New York taxi and radio car loans are provided by the officers and employees of Elk. Elk paid Granoff, Walker $28,865 in fees during the fiscal year ended June 30, 2001. Elk generally charges its borrowers loan origination fees to generate income to offset the legal fees paid by Elk for loan closing services.

     We also rent office space from Granoff, Walker and share certain office expenses with that firm. For the fiscal year ended June 30, 2001, we paid $39,600 in rent, $63,187 in shared overhead expense, and $28,114 of other reimbursable shared overhead expense.

     During the fiscal year ended June 30, 1998, Granoff, Walker exercised an option in its lease, at our request, and rented an additional 1,800 square feet of office space contiguous with our offices at a below market rent (the "Additional Space"). Until we require the Additional Space, the law firm sublets the Additional Space to outside tenants under short-term arrangements. In the event all or a portion of the Additional Space is vacant, Elk's Board of Directors has agreed to reimburse the law firm for the additional rent due. The estimated maximum amount of rent for which we would be responsible is $58,000 per year, less any sublet rental income received from the outside tenants. During the fiscal year ended 2001, the additional space was fully occupied. In August, 2001, the Company's Board of Directors approved the execution of a formal sublease with the law firm on financial terms and conditions consistent with the prior arrangement for the period July 1, 2001 through April 30, 2004.

                                 PROPOSAL NO. 2
          APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2002

     The Board of Directors, including a majority of directors who are not interested persons of the Company, subject to shareholder approval, has selected Marcum & Kliegman, LLP as independent public accountants to be employed by the Company for the fiscal year ending June 30, 2002, to sign or certify such financial statements, or any portions thereof, as may be filed by the Company with the Commission or any other authorities at any time. The employment of such independent public accountants for such purpose is subject to approval by the shareholders at this meeting. No member of Marcum & Kliegman, LLP or any associate thereof has a direct or indirect material financial interest in the Company or any of its affiliates.

     The affirmative vote of a majority of the Common Stock present or represented at the meeting is required to ratify and approve the selection of Marcum & Kliegman, LLP as independent public accountants for the Company for fiscal 2002.

     A representative of Marcum & Kliegman, LLP will be present at the Annual Meeting of Shareholders for the purpose of answering shareholder questions and making any other appropriate statement.

     The fees for services provided by the independent accountant are as follows:

Audit Fees

     Fees for the last fiscal year's annual audit were $52,500 and other fees for the accountant's review of the financial statements included in the Company's Form 10-Q for the last fiscal year were $25,883.

Audit Related Fees

     Fees for audit related services for the last fiscal year's annual audit were $23,516.

Financial Information Systems Design and Implementation Fees

     Fees for professional services by the accountants related to financial information systems design and implementation were $0.

All Other Fees

     Fees for services rendered by the independent accountants provided in the above paragraphs were $51,463.

     The Board of Directors of the Company recommends a vote FOR Proposal No. 2.

                                 PROPOSAL NO. 3
                     APPROVAL OF THE EMPLOYEE PLAN AMENDMENT

     The Company's Board of Directors, including a majority of the non-interested directors, has adopted, subject to shareholder approval, an amendment to the 1999 Employee Plan in order to link the personal interests of key employees to the long-term financial success of the Company and the growth of shareholder value. The 1999 Employee Plan authorizes the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code for the purchase of an aggregate of 125,000 shares (subject to adjustment for stock splits and similar capital changes) of Common Stock to employees of the Company. As of July 31, 2001, options underlying 100,000 shares have been granted to key employees of the Company. The Board proposed an amendment to the 1999 Employee Plan to increase the number of options available for grant to a total of 200,000 shares (the "Employee Plan Amendment"). By adopting the 1999 Employee Plan Amendment, the Board believes that the Company will have sufficient number of shares authorized under the Plan to continue to attract, motivate, and retain as employees, people upon whose judgment and special skills the success of the Company in large measure depends.

     The 1999 Employee Plan is administered by the 1999 Employee Plan Committee of the Board of Directors, which is comprised solely of non-employee directors (who are "outside directors" within the meaning of Section 152(m) of the Internal Revenue Code of 1986, as amended (the "Code") and "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") (the "Committee")). The Committee can make such rules and regulations and establish such procedures for the administration of the 1999 Employee Plan as it deems appropriate.

     The exercise price of an incentive stock option must be at the fair market value of the Company's Common Stock on the date of grant (110% of the fair market value for shareholders who, at the time the option is granted, own more than 10% of the total combined classes of stock of the Company or any subsidiary). No employees may exercise more than $100,000 in options held by them in any year.

     No option may have a term of more than ten years (five years for 10% or greater shareholders). Options generally may be exercised only if the option holder remains continuously associated with the Company or a subsidiary from the date of grant to the date of exercise. However, options may be exercised upon termination of employment or upon death or disability of any employee within certain specified periods.

     The following is a general summary of the federal income tax consequences under current tax law of incentive stock options ("ISOs"). It does not purport to cover all of the special rules, including special rules relating to persons subject to the reporting requirements of Section 16 under the 1934 Act who do not hold the shares acquired upon the exercise of an option for at least six months after the date of grant of the option and special rules relating to the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

     An optionee will not recognize taxable income for federal income tax purposes upon the grant of an ISO.

     Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount.

     In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax.

     The description of the 1999 Employee Plan Amendment set forth herein is qualified in its entirety by reference to the text of the 1999 Employee Plan Amendment, a copy of which is attached as Appendix 1 to this Proxy Statement.

     The 1999 Employee Plan  Amendment was approved by the Board of Directors on
November  14,  2001,  to  become   effective  upon  approval  of  the  Company's
shareholders.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the 1999 Employee Plan Amendment. The Board of Directors of the Company recommends a vote FOR Proposal No. 3.

                                 PROPOSAL NO. 4
                     APPROVAL OF THE DIRECTOR PLAN AMENDMENT

     In order to retain and attract highly qualified directors and to insure close identification of interests between non-employee directors and the Company's shareholders, the Company's Board of Directors adopted the Director Plan on May 21, 1999, which provides for the automatic grant of options to directors of the Company that are not employees or officers of the Company upon their election to the Board. The Company obtained an exemptive order from the Commission approving the Director Plan on August 31, 1999, and the Director Plan was approved by the Company's shareholders on May 21, 1999. The Director Plan initially authorized the issuance of up to 75,000 shares of the Company's Common Stock.

     In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions and to attract and retain directors who are important to the long-term success of the Company, the Board proposed the adoption of certain amendments to the Director Plan (the "Director Plan Amendment"). The Director Plan Amendment provides for the automatic grant of an option to purchase 1,000 shares of the Company's Common Stock at the current market value on the date of grant of such option to each Non-Employee Director upon such Non-Employee Director's re-election to the Board ("Re-Election Options"). Since the Re-Election Options will be automatic grants throughout the term of the Director Plan, the Director Plan Amendment also includes an increase in the number of shares of Common Stock issuable under the Director Plan from 75,000 to 125,000 shares to ensure that a sufficient number of shares are reserved for future automatic grants.

     The Board's approval of the Director Plan Amendment was based on the recommendation of the directors of the Company who are ineligible to participate in the Director Plan, that in order for the Company to attract and retain Non-Employee Directors of the quality necessary to provide the Company with guidance that would contribute to increasing shareholder value, the Re-Election Options were necessary and appropriate. In order to provide a sufficient number of shares of Common Stock for issuance under the Plan upon exercise of the Re-Election Options, as well as options granted to Non-Employee Directors who join the Board in the future, the Directors determined that it would be appropriate to increase the number of shares of Common Stock issuable under the Director Plan to 125,000 shares.

     The Director Plan Amendment was approved by the Board of Directors on November 14, 2001, to become effective on the later of (i) the date of approval of the Director Plan Amendment by the shareholders of the Company or (ii) the date of approval of the Director Plan Amendment by the Commission. An application for an exemption will be filed with the Commission.

     The Director Plan provides for the automatic grant of options to directors who are not our employees, officers or interested persons (an "Eligible

Director"). By adopting the Director Plan, the Board believes that we will be better able to attract, motivate and retain as directors people upon whose judgment and special skills our success in large measure depends.

     The Director Plan presently provides that any Eligible Director who is elected as a director will automatically receive on the date such director has served as a director for one year of such election an initial option to purchase the number of shares of Common Stock determined by dividing $50,000 by the fair market value of the Common Stock on the date of the first anniversary such director became a director.

     The Director Plan is administered by a committee of directors who are not eligible to participate in the Director Plan. Options become exercisable with respect to such shares granted on the date on which the option was granted, so long as the optionee remains an Eligible Director. No option may be exercised more than five years after the date on which it is granted. The number of shares available for options, the number of shares subject to outstanding options and their exercise prices will be adjusted for changes in outstanding shares such as stock splits and combinations of shares. Shares purchased upon exercise of options, in whole or in part, must be paid for in cash or by means of unrestricted shares of Common Stock or any combination thereof.

     The following is a general summary of the federal income tax consequences under current tax law of non-qualified stock options ("NQSOs"). It does not purport to cover all of the special rules, including special rules relating to persons subject to the reporting requirements of Section 16 under the 1934 Act who do not hold the shares acquired upon the exercise of an option for at least six months after the date of grant of the option and special rules relating to the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

     Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and Elk will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gains.

     If the option does not have a readily ascertainable fair market value, an optionee will not recognize taxable income for federal income tax purposes upon the grant of an NQSO.

     Options granted under the Director Plan will not be transferable other than by the laws of descent and during the optionee's life may be exercised only by the optionee. All rights to exercise options will terminate after the optionee ceases to be an Eligible Director. If the optionee dies before expiration of the option, his legal successors may have the right to exercise the option in whole or in part within one year of death.

     The Director Plan may be terminated at any time by the Board of Directors, and will terminate 10 years after the effective date of the Director Plan. The Board of Directors may not materially increase the number of shares authorized under the plan or materially increase the benefits accruing to participants under the plan without the approval of our stockholders.

     The exercise or conversion price of the options issued pursuant to the Director Plan shall be not less than current market value at the date of issuance, or if no such market value exists, the current net asset value of such voting securities.

     The description of the Director Plan Amendment set forth herein is qualified in its entirety by reference to the text of the Director Plan Amendment, a copy of which is attached as Appendix 2.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the Director Plan Amendment. The Board of Directors of the Company recommends a vote FOR Proposal No. 4.

                                 PROPOSAL NO. 5
                    TO AUTHORIZE THE SALE OF COMMON STOCK AT
                   LESS THAN CURRENT NET ASSET VALUE PER SHARE

     The Investment Company Act of 1940, as amended (the "1940 Act"), prohibits the Company, as a business development company (a "BDC"), from selling its Common Stock at a price less than the current net asset value per share for such stock unless the policy and the practice of doing so is approved by the Company's shareholders within one year immediately prior to any such sales. Pursuant to this provision, the Company is requesting that the shareholders authorize the sale of the Company's Common Stock at a price less than its then current net asset value per share of such stock.

     Frequently, the stock of BDCs trade at prices below the corresponding net asset value. As shown in the following table, the high and low sales prices of the Company's Common Stock has periodically been below the corresponding net asset value per share:

                                   Sale Prices

                                                                 Net Asset
As of                     High                 Low            Value Per Share
-----                     ----                 ---            ---------------
Fiscal 1999(1)
-----------

1st Quarter             $11.25               $9.50                $7.84

2nd Quarter              11.00                9.125                7.85

3rd Quarter              10.625               8.875                7.85

4th Quarter               9.87                7.50                 7.87

Fiscal 2000(1)
-----------

1st Quarter              14.125               7.00                 7.88

2nd Quarter              11.50                7.50                 7.68

3rd Quarter              10.00                6.00                 7.57

4th Quarter               9.25                6.00                 7.38

Fiscal 2001(1)
-----------

1st Quarter              10.00                7.125                7.43

2nd Quarter               9.25                4.125                7.42

3rd Quarter               7.375               4.625                7.25

4th Quarter               5.25                4.00                 7.34

Fiscal 2002
-----------

1st Quarter               5.75                4.00                 7.49

     This indicates that should the Company desire to sell shares of its Common Stock in either a public or private offering, the price for such stock may be below the then current net asset value per share, limiting the Company's ability to raise additional equity capital. Section 63(2) of the 1940 Act provides that the Company may sell its Common Stock at prices below the then current net asset value with shareholder

--------
(1) Prior to December 16, 1999, the stock shown is that of Elk Associates Funding Corporation ("Elk"). On December 16, 1999, the Company acquired Elk in a share-for-share exchange.

approval; provided that, in addition to shareholder approval, any such sales are approved by a required majority of the directors as being in the best interests of the Company and its shareholders and after a required majority of directors, in consultation with the underwriter of the offering, if it is underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of any firm commitment to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value for those securities, less any distributing commission or discount.

     Presently, the Company depends primarily on bank financing to fund its operations. The Company does not anticipate being able to obtain substantial increases in its current bank financing in the near future. The only other source of funds available to the Company is through sales of its securities. For these reasons, the Board of Directors believes that it would be in the best interest of the Company and its shareholders to raise additional equity capital to repay its bank indebtedness and to provide funds for its operations.

     Generally, equity securities sold in private and/or public securities offerings are priced based on market prices, rather than net asset value. The Board of Directors is seeking the approval of the shareholders to offer and sell Common Stock at prices that may be less than net asset value so as to permit the flexibility in pricing that market conditions generally require.

     If the shareholders approve this proposal, during a one-year period commencing on the date the shareholders approve this proposal, the Company will be permitted, but not required or otherwise obligated, to sell newly issued shares of its Common Stock for prices below the net asset value. The sale of a substantial number of shares below net asset value would dilute the percentage interest of the Company's present shareholders. In determining whether or not to sell additional shares at a price below the net asset value, the Board of Directors will have fiduciary obligations to act in the best interest of the Company and its shareholders, and must comply with the other requirements of Section 63(2) of the 1940 Act as described above.

Board Recommendations and Vote Required

     The Company believes this proposal is important because of the flexibility it would provide in raising additional equity capital even if the Company's stock is trading at prices below the net asset value. Consequently, the Board of Directors recommends that the shareholders vote "FOR" this proposal. Approval of this requires both the affirmative vote of a majority of the Company's outstanding shares entitled to vote on this proposal, and a majority of the Company's outstanding shares entitled to vote on this proposal which are held by non-affiliates of the Company.

                                 PROPOSAL NO. 6
                                WARRANT ISSUANCE

General Information

     The Board of Directors believes it would be in the best interest of the Company to have the ability to issue warrants to purchase common stock under appropriate circumstances in connection with the capital raising and financing activities of the Company. Sections 18(d) and 61(a) of the 1940 Act restrict the ability of a BDC such as the Company to issue warrants, options, or rights to subscribe or to convert to voting securities of the Company. If such securities are to be issued, the proposal must be approved by the shareholders of the BDC. Thus, the Company's Board of Directors has approved and recommends to the shareholders for their approval a proposal to issue warrants to purchase up to 400,000 shares of the Company's Common Stock, which warrants may be accompanied by other securities or may not be accompanied by other securities of the Company (the "Warrant Proposal").

Background and Reasons

     The Company's management and the Board of Directors have determined that it would be advantageous to the Company to have the ability to issue warrants to purchase common stock in connection with the financing and capital raising activities of the Company. The ability to issue warrants to purchase common stock may be a cost-effective way for the Company to raise capital. The issuance of warrants is a common practice in connection with the sale of securities through private placements or a public offering and approval of this proposal would place the Company in substantially the same position as corporations that are not companies registered under the 1940 Act. Such warrants, which may be issued in connection with the issuance of common stock typically allow the purchaser of the securities to participate in any increase in the value of the issuer's or borrower's common stock.

     Section 61(a) of the 1940 Act sets forth certain requirements with regard to warrants that are not issued to directors, officers, or employees of a BDC. Specifically, (i) such warrants must expire within 10 years of issuance, (ii) the exercise price for the warrants must not be less than the current market value of the common stock at the date of warrant issuance, and (iii) the proposal to issue warrants must be authorized by the shareholders of the BDC and the individual issuances must be approved by a majority of the BDC who are not Interested Persons on the basis that such issuance is in the best interest of the BDC and its shareholders. In addition, if such warrants are accompanied by other securities when issued, the warrants cannot be separately transferable unless no class of such warrants and the securities that accompany them has been publicly distributed.

     The Board of Directors has approved and is seeking shareholder approval of the Warrant Proposal to issue warrants to purchase up to

400,000 shares of Common Stock either accompanied by or not accompanied by other securities of the Company. The final terms of any warrants (subject to the requirements noted in Section 61 of the 1940 Act noted above), including exercise price, term, and vesting requirements will be determined by the Board of Directors at the time of issuance. Also, the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration will be considered and approved by the Board of Directors at the time of issuance. If such warrants are issued, and if they are subsequently exercised, it would increase the number of outstanding shares of Common Stock. Any such exercise would be dilutive on the voting power of existing shareholders and could be dilutive with regard to dividends and other economic aspects of the Common Stock. Because the number of shares of Common Stock that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted.

Board Recommendations and Vote Required

The Board of Directors believes that it is in the best interests of the Company and its shareholders to adopt the Warrant Proposal. A majority of the votes of all shares present, represented, and entitled to vote is necessary for approval of this proposal. The Board of Directors recommends a vote FOR approval of this Warrant Proposal.

                                 PROPOSAL NO. 7
                                  OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interview.

Deadline for Submission of Shareholder Proposals

     Proposals of shareholders intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than June 30, 2002 for inclusion in the proxy statement for that meeting. Mere submission of a proposal does not guarantee its inclusion in the Proxy Statement or its presentation at the meeting since certain federal rules must also be met.

     The Board of Directors invites shareholders to attend the Annual Meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                              By Order of the Board of Directors


                                              MARGARET CHANCE, Secretary

December 13, 2001

                        PROXY FOR HOLDERS OF COMMON STOCK

                         Ameritrans Capital Corporation

     The undersigned holder of shares of Common Stock, $.0001 par value ("Common Stock"), of Ameritrans Capital Corporation (the "Company") hereby constitutes and appoints Gary C. Granoff, Ellen M. Walker, and Margaret Chance and each of them, singly, proxies and attorneys of the undersigned, with full power of substitution to each, for and in the name of the undersigned, to vote and act upon all matters (unless and except as expressly limited below) at the Annual Meeting of Shareholders of the Company to be held on January 18, 2002 at the offices of Stursberg & Veith, 405 Lexington Avenue, Suite 4949, New York, New York at 10:30 a.m., and at any and all adjournments thereof, in respect of all Common Stock of the Company held by the undersigned or in respect of which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

PROPOSAL 1.    To Elect Directors

               FOR electing all nominees listed (as recommended in the proxy statement) except as marked below _______________________________

               Gary C. Granoff, Ellen M. Walker, Lee A. Forlenza, Marvin Sabesan, Steven Etra, Paul Creditor, Allen Kaplan, John R. Laird and Howard F. Sommer.

               WITHHOLD AUTHORITY to vote for all nominees listed ______________

               (INSTRUCTION: To withhold authority to vote for any individual nominee, write that person's name in the space provided.)

               -----------------------------------------------------------------

PROPOSAL 2.    To ratify and  approve the  appointment of Marcum & Kliegman, LLP as the Company's independent public accountants for the fiscal year ended June 30, 2002.

                      ____FOR               ____AGAINST              ____ABSTAIN



PROPOSAL 3.    To adopt the 1999 Employee Plan Amendment.

                      ____FOR               ____AGAINST              ____ABSTAIN

               -----------------------------------------------------------------

PROPOSAL 4.    To adopt the Director Plan Amendment, subject to the  approval of the Securities and Exchange Commission.

                      ____FOR               ____AGAINST              ____ABSTAIN

               -----------------------------------------------------------------

PROPOSAL 5.    To  authorize  the board of  directors  to sell  shares of Common
               Stock, on one or more occasions during the twelve months following the shareholder's meeting, at less than current net asset value per share.

                      ____FOR               ____AGAINST              ____ABSTAIN

               -----------------------------------------------------------------

PROPOSAL 6.    To authorize the issuance of warrants to purchase Common Stock of the Company.

                      ____FOR               ____AGAINST              ____ABSTAIN

PROPOSAL 7. Such other matters as may properly come before the meeting.

                      ____FOR               ____AGAINST              ____ABSTAIN

                                    (continued and to be signed on reverse side)

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Specify desired action by checkmarks in the appropriate spaces. The Proxy will be voted as specified. If no specification is made, the Proxy will be voted for the nominees named in the Proxy Statement to represent the holders of Common Stock and in favor of Proposals 2, 3, 4, 5, 6 and 7. The persons named as proxies have discretionary authority, which they intend to exercise in favor of the proposals referred to and according to their best judgment as to other matters which properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Dated: ______________________


-----------------------------
(Signature of Shareholder)

-----------------------------
(Signature of Shareholder)



The signature(s) on this Proxy should correspond exactly with the shareholder's name as stencilled hereon. In the case of joint tenancies, co-executors or co-trustees, both should sign. Person(s) signing as Attorney, Executor, Administrator, Trustee or Guardian should provide full title.

                                                                      Appendix 1

                         AMERITRANS CAPITAL CORPORATION

                              AMENDED AND RESTATED
                    1999 EMPLOYEE INCENTIVE STOCK OPTION PLAN

     The purpose of the 1999 Incentive Stock Option Plan (the "Plan") is to attract and retain key employees of Ameritrans Capital Corporation (the "Company") and its affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by the granting of Incentive Stock Options (individually referred to herein as an "Option" and collectively as "Options") to purchase the Company's common stock, par value $0.0001 per share (the "Common Stock").

     1.   Administration of the Plan.

     The administration of the Plan shall be under the general supervision of the 1999 Employee Plan Committee of the Board of Directors of the Company (the "1999 Employee Plan Committee"). Within the limits of the Plan, the 1999 Employee Plan Committee shall determine the individuals to whom, and the times at which, Options shall be granted, the type of Option to be granted, the duration of each Option, the price and method of payment for each Option, and the time or times within which (during its term) all or portions of each Option may be exercised. The 1999 Employee Plan Committee may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and Options granted under it as may be necessary or desirable and include such further provisions or conditions in Options granted under the Plan as it deems advisable. To the extent permitted by law, the 1998 Employee Plan Committee may delegate its authority under the Plan to a sub-committee of the 1998 Employee Plan Committee.

     2.   Shares Subject to the Plan.

          (a) Number of Shares. The aggregate number of shares of Common Stock of the Company which may be optioned under the Plan is 200,000 shares. In the event that the 1999 Employee Plan Committee in its discretion determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Common Stock such that adjustment is required in order to preserve the benefits or potential benefits of the Plan or any Option granted under the Plan, the maximum aggregate number and kind of shares or securities of the Company as to which Options may be granted under the Plan and as to which Options then outstanding shall be exercisable, and the option price of such Options, shall be appropriately adjusted by the 1999 Employee Plan Committee (whose determination shall be conclusive) so that the proportionate number of shares or other securities as to which Options may be granted and the proportionate interest of holders of outstanding Options shall be maintained as before the occurrence of such event.

          (b) Effect of Certain Transactions. In order to preserve a Participant's (as defined below) rights under an Option in the event of a change in control of the Company, the 1999 Employee Plan Committee in its discretion may, at the time an Option is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Option, (ii) provide for payment to the Participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Option had the Option been exercised or paid upon the change in control, (iii) adjust the terms of the Option in a manner determined by the 1999 Employee Plan Committee to reflect the change in control, (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the 1998 Employee Plan Committee may consider equitable to the Participant and in the best interests of the Company, provided such action shall comply with
     Section 424 of the Code and will not render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

          (c) Restoration of Shares. If any Option expires or is terminated unexercised or is forfeited for any reason, the shares subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for granting pursuant to Options under the Plan, subject, however, in the case of Incentive Stock Options, to any requirements under the Code (as defined below).

          (d) Reservation of Shares. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     3.   Grant of Options; Eligible Persons.

          (a) Types of Options. Options shall be granted under the Plan either as incentive stock options ("Incentive Stock Options"), as defined in
     Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or as Options that do not meet the requirements of Section 422 ("Nonstatutory Stock Options"). Options may be granted from time to time by the 1998 Employee Plan Committee, within the limits set forth in Sections 1 and 3 of the Plan, to all employees of the Company or of any parent corporation or subsidiary corporation of the Company (as defined in Sections 424(e) and (f), respectively, of the Code) (such individuals collectively referred to herein as "Participants").

          (b) Date of Grant. The date of grant for each Option shall be the date on which it is approved by the 1999 Employee Plan Committee or such later date as the 1999 Employee Plan Committee may specify. No Incentive Stock Options shall be granted hereunder after ten years from the date on which the Plan was approved by the Board of Directors.

     4.   Form of Options.

          Options granted hereunder shall be evidenced by a writing delivered to the optionee specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the 1999 Employee Plan Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The form of such Options may vary among optionees.

     5.   Option Price.

     The price at which shares may from time to time be optioned shall be determined by the 1999 Employee Plan Committee, provided that such price shall not be less than the current market value of the Common Stock on the date of grant, and provided further that no Incentive Stock Option shall be granted to any individual who is ineligible to be granted an Incentive Stock Option because his ownership of stock of the Company or its parent or subsidiary corporations exceeds the limitations set forth in Section 422(b)(6) of the Code unless such option price is at least 110% of the current market value of the Common Stock on the date of grant.

     To the extent permitted by law, the 1999 Employee Plan Committee may in its discretion permit the option price to be paid in whole or in part by a note or in installments or with shares of Common Stock of the Company or such other lawful consideration as the 1999 Employee Plan Committee may determine.

     6.   Term of Option and Dates of Exercise.

          (a) Exercisability. The 1999 Employee Plan Committee shall determine the term of all Options, the time or times that Options are exercisable and whether they are exercisable in installments, provided that the term of each Option granted under the Plan shall not exceed a period of ten years from the date of its grant, and provided further that no Incentive Stock Option shall be granted to any individual who is ineligible to be granted such Option because his ownership of stock of the Company or its parent or subsidiary corporations exceeds the limitations set forth in Section 422(b)(6) of the Code unless the term of his Incentive Stock Option does not exceed a period of five years from the date of its grant. In the absence of such determination, the Option shall be exercisable at any time or from time to time, in whole or in part, during a period of ten years from the date of its grant or, in the case of an Incentive Stock Option, the maximum term of such Option.

          (b) Effect of Disability, Death or Termination of Employment. The 1999 Employee Plan Committee shall determine the effect on an Option of the disability, death, retirement or other termination of employment of an optionee and the extent to which, and during the period which, the optionee's estate, legal representative, guardian, or beneficiary on death may exercise rights thereunder. Any beneficiary on death shall be designated by the optionee, in the manner determined by the 1999 Employee Plan Committee, to exercise rights of the optionee in the case of the optionee's death.

          (c) Other Conditions. The 1999 Employee Plan Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

          (d) Withholding. The optionee shall pay to the Company, or make provisions satisfactory to the 1999 Employee Plan Committee for payment of, any taxes required by law to be withheld in respect of any Options under the Plan no later than the date of the event creating the tax liability. The Company and any parent corporation or subsidiary corporation of the Company (as defined in Sections 424(e) and (f), respectively, of the Code) may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the optionee.

          (e) Amendment of Options. The 1999 Employee Plan Committee may amend, modify or terminate any outstanding Option, including substituting therefor another Option of the same or different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the optionee's consent to such action shall be required unless the 1999 Employee Plan Committee determines that the action, taking into account any related action, would not materially and adversely affect the optionee.

     7.   Non-transferability.

     Options granted under the Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution or, in the case of a Nonstatutory Stock Option, to the extent consistent with qualifying for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), pursuant to a qualified domestic relations order, and shall be exercisable, during the holder's lifetime, only by him or her or such permitted transferee.

     8.   No Right to Employment.

     No persons shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving an optionee the right to continued employment. The Company expressly reserves the right at any time to dismiss an optionee free from any liability or claim under the Plan, except as specifically provided in the applicable Option.

     9.   No Rights as a Shareholder.

     Subject to the provisions of the applicable Option, no optionee or any person claiming through an optionee shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the plan until he or she becomes the holder thereof.

     10.  Amendment or Termination.

         The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any shareholder approval that the Board of Directors determines to be necessary or advisable, provided that the Participant's consent will be required for any amendment, suspension or termination that would adversely affect the rights of the Participant under any outstanding Options.

     11.  Adjustment of Shares; Merger or Consolidation, Etc. of the Company.

          (a) Recapitalization, Etc. In the event there is any change in the outstanding Common Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, or otherwise, there shall be substituted for or added to each share of Common Stock theretofore appropriated or thereafter subject, or which may become subject, to any Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged, or to which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and the per share price thereof also shall be appropriately adjusted. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be other than an incentive stock option for purposes of
     Section 422 of the Code.

          (b) Merger, Consolidation, or Change in Control of Company. Upon (i) the merger or consolidation of the Company with or into another corporation (pursuant to which the stockholders of the Company immediately prior to such merger or consolidation will not, as of the date of such merger or consolidation, own a beneficial interest in shares of voting securities of the corporation surviving such merger or consolidation having at least a majority of the combined voting power of such corporation's then outstanding securities), if the agreement of merger or consolidation does not provide for (1) the continuance of the Options granted hereunder or (2) the substitution of new options for Options granted hereunder, or for the assumption of such Options by the surviving corporation, (ii) the dissolution, liquidation, or sale of all or substantially all the assets of the Company to a person unrelated to the Company or to a direct or indirect owner of a majority of the voting power of the Company's then outstanding voting securities (such sale of assets being referred to as an "Asset Sale") or (iii) the Change in Control of the Company, then the holder of any such Option theretofore granted and still outstanding (and not otherwise expired) shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, Asset Sale, or Change in Control of the Company to exercise such Option(s) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of such Option(s); provided that all conditions precedent to the exercise of such Option(s), other than the passage of time, have occurred. The Company, to the extent practicable, shall give advance notice to affected Optionees of such merger, consolidation, dissolution, liquidation, Asset Sale, or Change in Control of the Company. Unless otherwise provided in the subject award agreement or merger, consolidation, or Asset Sale agreement, all such Options which are not so exercised shall be forfeited as of the effective time of such merger, consolidation, dissolution, liquidation, or Asset Sale (but not in the case of a Change in Control of the Company). In the event the Company becomes a subsidiary of another corporation (the "Parent Company") with respect to which the stockholders of the Company (as determined immediately before such transaction) own, immediately after such transaction, a beneficial interest in shares of voting securities of the Parent Company having at least a majority of the combined voting power of such Parent Company's then outstanding securities, there shall be substituted for Options granted hereunder, options to purchase common stock of the Parent Company. The substitution described in the immediately preceding sentence shall be effected in a manner such that any option granted by the Parent Company to replace an incentive stock option granted hereunder shall satisfy the requirements of Section 422 of the Code. Notwithstanding the foregoing, the holder of any such Option shall not have the right to exercise such Option if such exercise would render any Incentive Stock Options granted hereunder to be other than an incentive stock option for purposes of Section 422 of the Code.

          (c) Definition of Change in Control of the Company. As used herein, a "Change in Control of the Company" shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity), together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act) of such person (but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, (iii) the Company or any subsidiary of the Company, or (iv) only as provided in the immediately following sentence, a Participant together with all Affiliates and Associates of the Participant) who is not a stockholder or an Affiliate or Associate of a stockholder of the Company on the date of stockholder approval of the Plan is or becomes the beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities. The provisions of clause (iv) of the immediately preceding sentence shall apply only with respect to the Option(s) held by the Participant who, together with his Affiliates or Associates, if any, is or becomes the direct or indirect Beneficial Owner of the percentage of securities set forth in such clause.

     12.  Stockholder Approval.

     The Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of capital stock of the Company entitled to vote thereon and present or represented at a meeting duly held in accordance with the laws of the State of New York, or by any other action that would be given the same effect under the laws of such jurisdiction, which action in either case shall be taken within twelve (12) months from the date the Plan was adopted by the Board of Directors.

     In the event such approval is not obtained, all Options granted under the Plan shall be void and without effect.

     13.  Governing Law.

     The provisions of the plan shall be governed by and interpreted in accordance with the laws of the State of New York.

     This Amended and Restated Plan was approved by the Board of Directors on November 14, 2001. This Amended and Restated Plan was approved by the Shareholders on _____________.

                                                                      Appendix 2


                         AMERITRANS CAPITAL CORPORATION

                              Amended and Restated
                     Non-Employee Director Stock Option Plan

     This Amended and Restated Non-Employee Director Stock Option Plan dated May 21, 1999 (the "Plan") governs options to purchase Common Stock, par value $0.0001 par value per share (the "Common Stock"), of Ameritrans Capital Corporation (the "Company") granted on or after the date hereof by the Company to members of the Board of Directors (the "Board") of the Company who are not also employees, officers or interested persons (as defined in Section 2 below) of the Company. The purpose of the Plan is to attract and retain qualified persons to serve as Directors of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

     1. Administration of the Plan.

     Grants of stock options (individually referred to herein as an "Option" and collectively as "Options") under the Plan shall be automatic as provided in
Section 6 hereof. However, all questions of interpretation with respect to the Plan and Options granted under it shall be determined by a committee (the "Committee") consisting of the Directors of the Company who are not eligible to participate in the Plan, and such determination shall be final and binding upon all persons having an interest in the Plan.

     2. Persons Eligible to Participate in the Plan.

     Members of the Board who are not also officers or employees of the Company shall be eligible to participate in the Plan ("Eligible Directors").

     3. Shares Subject to the Plan.

          (a) Number of Shares. The aggregate number of shares of Common Stock of the Company which may be optioned under this Plan is 125,000 shares. In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or similar capital change relating to the Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which Options may be granted under this Plan and as to which Options then outstanding shall be exercisable, and the exercise price of such Options, shall be appropriately adjusted by the Committee (whose determination shall be conclusive) so as to preserve the value of the Option.

          (b) Effect of Certain Transactions. In order to preserve an Eligible Director's rights under an Option in the event of a change in control of the Company, the Committee in its discretion may, on the Date of Grant (as defined in Section 6(b) below) or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Option, (ii) provide for payment to the Eligible Director of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Option had the Option been exercised or paid upon the change in control, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the change in control, (iv) cause the Option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to the Eligible Director and in the best interest of the Company.

          (c) Restoration of Shares. If any Option expires or is terminated unexercised or is forfeited for any reason, the shares subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for granting pursuant to Options under the Plan.

          (d) Reservation of Shares. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     4. Types of Options.

     All Options granted under this Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

     5. Form of Options.

     Options granted hereunder shall be evidenced by a writing delivered to the optionee specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

     6. Grant of Options and Option Terms.

          (a) Initial Grant of Options. On the later of (i) August 31, 1999 (the "Initial Effective Date"), or (ii) the first anniversary of the election or appointment of such Director to the Board (the "First Anniversary Date"), providing such Director is then serving, each of the following Directors shall automatically be granted Options to purchase the number of shares of Common Stock determined by dividing $50,000 by the Current Market Value (as defined in Section 6(c) below) on the date indicated opposite each Director's name (the "Initial Grants") provided each such Director is serving on the Company's Board as an Eligible Director on the Initial Effective Date or the First Anniversary Date, as the case may be:

         Name of Director        Automatic Grant Date
         ----------------        --------------------
         Paul Creditor           Initial Effective Date
         John Acierno            Initial Effective Date
         Alan Kaplan             Initial Effective Date
         Marvin Sabesan          Initial Effective Date
         John Laird              First Anniversary Date
         Howard Sommer           First Anniversary Date

          (b) Automatic Grant of Options. At each annual meeting of the stockholders of the Company after the Initial Effective Date, each new Eligible Director elected at such meeting shall automatically be granted on such new Eligible Director's First Anniversary Date of such election an Option to purchase the number of shares of Common Stock determined by dividing $50,000 by the Current Market Value of the Common Stock on such First Anniversary Date of such election. In addition, upon the election of an Eligible Director other than at an annual meeting of stockholders (whether by the Board or the stockholders and whether to fill a vacancy or otherwise), each such Eligible Director shall automatically be granted an Option on the First Anniversary Date of the election of an Eligible Director other than at an annual meeting of stockholders to purchase that number of shares that is determined by dividing $50,000 by the Current Market Value of the Common Stock on the First Anniversary Date of such election. After the Initial Grants have been made, the subsequent grants of Options to Eligible Directors upon the First Anniversary Date of their election to the Board shall be referred to as "Automatic Grants."

     (c) Grants Upon Re-election. Each Eligible Director re-elected to the Board of Directors at an annual meeting of the shareholders automatically be granted on the Date of such re-election (the "Re-election Date"), an Option to purchase 1,000 shares of the Common Stock (the "Re-election Options").

          (d) Exercise Price. The price at which shares may from time to time be optioned shall be determined by the Committee, provided that such price shall not be less than the current market value (the "Current Market Value") of the Common Stock on the date of grant, or if no such market value exists, then the current net asset value of the Common Stock of the Company or such other lawful consideration as the Committee may determine.

          (e) Term of Option. The term of each Option granted under this Plan shall be five years from the Date of Grant.

          (f) Period of Exercise. Options granted under this Plan shall become exercisable commencing 12 months after the Date of Grant. Directors holding exercisable Options under this Plan who cease to be Eligible Directors for any reason, other than death, may exercise the rights they had under such Options at the time they ceased to be an Eligible Director; provided, however, no additional Options held by such Directors shall be exercisable thereafter. Upon the death of a Director, those entitled to do so under the Director's will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the Director at the time of his or her death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of five years from their Date of Grant.

          (g) Method of Exercise and Payment. Options may be exercised only by written notice of the Company at its executive offices accompanied by payment of the full exercise price for the shares of Common Stock as to which they are exercised. The exercise price shall be paid in cash or by check or by the surrender of unrestricted shares of Common Stock or by any combination of the foregoing. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made.

          (h) Non-transferability. Options granted under this Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the holder's lifetime, only by him or her.

          (i) Withholding. The optionee shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in respect of any Options under the Plan no later than the date of the event creating the tax liability. The Company and any parent corporation or subsidiary corporation of the Company (as defined in Sections 424(e) and (f), respectively, of the Code) may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the optionee.

          (j) No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.

     7. Limitation of Rights.

          (a) No Right to Continue as a Director. Neither the Plan nor the granting of an Option or any other action taken pursuant to the Plan, shall constitute an agreement or understanding, express or implied that the Company will retain an optionee as a Director for any period of time or at any particular rate of compensation.

          (b) No Stockholders' Rights for Options. No Director shall have any rights as a stockholder with respect to the shares covered by his or her Option until the date he or she exercises such Option and pays the Option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such Option is exercised and paid for.

     8. Amendment or Termination.

          The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable, provided that the Participant's consent will be required for any amendment, suspension or termination that would adversely affect the rights of the Participant under any outstanding Options.

     9. No Fractional Shares. All grants of Options shall be rounded to the nearest whole share and no Options representing fractional shares shall be issued.

     10. Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of New York.

     11. Successor to Elk Associates Funding Corporation Non-Employee Director Stock Option Plan.

          This Plan shall be deemed to be the successor plan to the Elk Associates Funding Corporation Non-Employee Director Stock Option Plan (the "Elk Director Plan"), and the election or appointment as a director of Elk will be deemed to be election or appointment as a director of the Company for purposes of Sections 6(a) and (b) hereof, and options issued under Section 6(a) (Initial Grant of Options) of the Elk Director Plan will be deemed to have been issued pursuant to this Plan, and (iii) options, if any, granted under the Elk Director Plan would be treated as options granted under this Plan and will be exercisable only to purchase shares of the Company's Common Stock.

     This Amended and Restated Plan was approved by the Board of Directors on November 14, 2001. This Amended and Restated Plan was approved by the Stockholders on _____________. This Amended and Restated Plan was approved by the Securities and Exchange Commission on _____________.